UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
THE SECURITIES EXCHANGE ACT OF 1934
Medley Capital Corporation
(Exact name of Registrant as specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-4576073 (I.R.S. Employer Identification No.)

375 Park Avenue, Suite 3304
New York, NY	10152
(Address of principal executive office)	(Zip Code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered

Common Stock, par value $.001 per share	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: (if applicable) 333 - 166491
Securities to be registered pursuant to Section 12 (g) of the Act:
None
(Title of Class)
(Title of Class)

INFORMATION REQUIRED IN
REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
The securities to be registered hereby are shares of common stock, par value $0.001 per share, of Medley Capital Corporation (the “Company”). The description of the shares of common stock contained in the section entitled “Description of Shares” in the Prospectus included in the Company’s Registration Statement on Form N-2 (File No. 333-166491), filed with the Securities and Exchange Commission on May 3, 2010 (as amended from time to time, the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.
Item 2. Exhibits.
3.1	Form of Certificate of Incorporation of Medley Capital Corporation*

3.2	Form of By-Laws of Medley Capital Corporation*

4.1	Form of Specimen Certificate*

*	Incorporated by reference to Amendment No. 3 of the Company’s Registration Statement on Form N-2 (File No. 333-166491), filed on November 22, 2010.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDLEY CAPTAL CORPORATION (Registrant)
Date: January 19, 2011	By:	/s/ Brook Taube
		Name:	Brook Taube
		Title:	Chief Executive Officer

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